UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employment Identification No.)

2200 Airport Industrial Drive, Suite 100, Ball Ground, Georgia 30107
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	GTLS	New York Stock Exchange
Depositary shares, each representing 1/20th interest in a share of 6.75% Series B Mandatory Convertible Preferred Stock, par value $0.01	GTLS.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on July 28, 2025, Chart Industries, Inc. (“Chart”) entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with Baker Hughes Company (“Baker Hughes”) and Tango Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Baker Hughes, which provides for, among other things, the merger of Merger Sub with and into Chart (the “Merger”) with Chart surviving the Merger as a wholly owned subsidiary of Baker Hughes.

On September 8, 2025, Chart filed a Definitive Proxy Statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) for a special meeting of Chart’s stockholders (the “Special Meeting”) to be held on October 6, 2025 at 8:00 a.m., Eastern Time, in a virtual format (audio webcast), in connection with the transactions contemplated by the Merger Agreement. Chart commenced mailing the Definitive Proxy Statement on or about September 8, 2025.

As of the date hereof, Chart has received multiple stockholder demand letters, and Chart and its board of directors (the “Board”) have been named as defendants in two lawsuits, which generally allege that the Definitive Proxy Statement is false and misleading and seek additional disclosures. The lawsuits seek, among other things, injunctive relief as well as damages, fees and costs in unspecified amounts. No assurances can be made as to the outcome of such demands or lawsuits. It is possible that similar demand letters or complaints may be received, filed, or amended. Absent new or significantly different allegations, Chart does not intend to announce the receipt or filing of any additional demand letter or complaint (or any amended complaint).

Although Chart cannot predict the outcome or estimate the possible loss or range of loss from these matters, Chart and its directors believe that the allegations contained in the demand letters are without merit, that no supplemental disclosures are required or necessary under applicable law, and that the requested disclosures are immaterial.

However, in order to reduce the risk of the demand letters or complaints delaying the Special Meeting or the closing of the Merger, and to minimize the nuisance and expense of defending against any litigation, and without admitting any liability or wrongdoing, Chart is voluntarily making the additional disclosures set forth below that supplement those contained in the Definitive Proxy Statement (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein. To the contrary, Chart specifically denies all allegations in the demand letters and lawsuits, including that any additional disclosures were or are required and that the Supplemental Disclosures are otherwise material, and also specifically denies that it has violated any laws or that Chart or any member of the Board breached any duties to Chart’s shareholders. The decision to make the Supplemental Disclosures will not affect the consideration to be paid in connection with the Merger or the timing of the Special Meeting.

The Board continues to recommend that Chart’s stockholders vote “FOR” each proposal being submitted to a vote of the Chart stockholders at the Special Meeting.

The following information (marked with new text bolded and underlined and removed text shown with a ~~strikethrough~~) supplements, and should be read in conjunction with, the Definitive Proxy Statement, which should be read in its entirety along with periodic reports and other information Chart files with the SEC. To the extent the following information differs from or conflicts with information contained in the Definitive Proxy Statement, the information below supersedes the relevant information in the Definitive Proxy Statement. Capitalized terms used herein shall have the meanings set forth in the Definitive Proxy Statement, unless otherwise defined herein. The information contained herein speaks only as of the date hereof, unless the information specifically indicates that another date applies.

Set forth below are Supplemental Disclosures with respect to “The Merger—Background to the Merger.”

The disclosure in the second full paragraph on page 25 of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

On July 23, 2024, on a call between representatives of Wells Fargo and Morgan Stanley, Morgan Stanley conveyed a preliminary, non-binding verbal proposal from Baker Hughes for an all-stock acquisition of Chart by Baker Hughes contemplating a fixed exchange ratio of 5.241 shares of Baker Hughes’ common stock for each share of Chart common stock, which Morgan Stanley noted (i) represented a 15% premium to Chart’s stockholders based on the relative three (3)-month volume weighted average prices (“VWAP”) of the common stock of the two companies, and (ii) would give Chart’s stockholders approximately 20% of the combined company. Morgan Stanley noted that this initial proposal from Baker Hughes was contingent and remained subject to the completion of due diligence and potential changes in the relative stock prices of the parties. The proposal did not address the treatment (or potential post-closing retention) of Chart’s management team in connection with the proposed transaction (including any potential compensation). Shortly after the call between representatives of Wells Fargo and Morgan Stanley, representatives of Wells Fargo updated the Chart management team and, thereafter, the Chart management team conveyed the verbal proposal from Baker Hughes to the Chart Board.

The disclosure in the sixth full paragraph on page 25 of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

On August 8, 2024, Chart and Baker Hughes executed a mutual confidentiality agreement, which also included customary mutual standstill provisions, in order to facilitate the sharing of confidential information in the future (although Chart did not agree to share any confidential information at such time). The term of the confidentiality agreement was two years. The standstill provisions lasted one year and contained a customary “don’t ask, don’t waive” feature prohibiting each party from requesting a waiver of the relevant obligations. Baker Hughes also requested a period of exclusivity, which Chart did not agree to provide.

The disclosure in the last full paragraph on page 26 (which runs onto page 27) of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

On November 20, 2024, the Chart Board held a regularly scheduled meeting to, among other things, conduct its annual review of Chart’s strategic plan with the Chart management team. A portion of such meeting was also attended by representatives of Winston and Wells Fargo to discuss Baker Hughes, current market conditions and other strategic alternatives. During such portion of the meeting, the Chart management team summarized the recent communication from Mr. Simonelli regarding the potential for an at-market proposal from Baker Hughes. Next, representatives of Wells Fargo presented on market conditions, industry dynamics, Chart’s long-term forecast (as provided by Chart management) (the “Prior Projections”) and other companies which may be interested in discussing a strategic transaction. After extensive review and discussion, the Chart Board authorized the Chart management team and Wells Fargo to conduct a targeted and confidential outreach to certain industry participants to gauge their interest in discussing a potential strategic transaction.

The disclosure in the third full paragraph on page 28 of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

On April 1, 2025, Chart and Flowserve executed a mutual confidentiality agreement that included customary mutual standstill provisions. The term of the confidentiality agreement was two years. The standstill provisions lasted one year, and contained a customary “don’t ask, don’t waive” feature prohibiting each party from requesting a waiver of the relevant obligations.

The disclosure in the fifth full paragraph on page 29 of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

On May 15, 2025, Ms. Evanko was contacted again by a senior executive at Company E, who noted that, in addition to remaining interested in Chart’s cryogenic carbon capture technology if it were for sale, Company E may also now be interested in reviewing certain due diligence information regarding the entire company to potentially evaluate a whole-company transaction. Chart agreed to provide certain requested due diligence materials to Company E pursuant to a pre-existing confidentiality agreement that had been signed in connection with unrelated matters (but which was sufficient for these purposes). The confidentiality agreement had a three-year term and did not contain standstill provisions.

The disclosure in the seventh full paragraph on page 29 of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

Also on May 16, 2025, Flowserve delivered a written non-binding proposal for a strategic all-stock merger of equals transaction with Chart. The proposal did not include a specific exchange ratio, but contemplated that the parties would agree on an exchange ratio based on the VWAP over a period of less than 45 trading days prior to signing a merger agreement. The proposal also outlined Flowserve’s view of key governance terms, including the post-closing chief executive officer role and composition of the board of directors (without naming specific directors), and a commitment to retain the most talented members of management from both companies (in general terms), but did not otherwise address the specific treatment (or potential post-closing retention) of Chart’s management team in connection with the proposed transaction (including any potential future compensation). Later that same day, Cravath circulated an initial draft of the Flowserve Agreement to Winston setting forth such proposed terms, along with a draft of a mutual exclusivity agreement.

The disclosure in the fourth full paragraph on page 31 of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

On July 16, 2025, Mr. Simonelli contacted Ms. Evanko by telephone to deliver an unsolicited all-cash acquisition proposal to acquire all of the outstanding shares of Chart common stock for $210 per share in cash (the “Baker Hughes Proposal”). Mr. Simonelli informed Ms. Evanko that, regarding the purchase price, Baker Hughes had put its best foot forward at $210 per share. He also noted that Baker Hughes had also engaged Goldman Sachs & Co. LLC (“Goldman Sachs”) and Centerview Partners (“Centerview”) to serve as financial advisors to Baker Hughes in connection with the proposal. Following the call, Mr. Simonelli delivered to Ms. Evanko a written copy of the proposal, which included a draft merger agreement (the “Merger Agreement”) and a summary of the terms of an executed bridge financing commitment from affiliates of Goldman Sachs. The Baker Hughes Proposal implied an equity value of $10.1 billion and a total enterprise value of $13.6 billion for Chart, and represented a 30% premium over Chart’s unaffected share price at the closing of the last trading day prior to Chart’s announcement of the Flowserve Agreement. It also provided that Baker Hughes would reimburse Chart for Chart’s payment of the Flowserve Agreement termination fee to Flowserve in certain circumstances upon termination of the Merger Agreement. The proposal did not address the treatment (or potential post-closing retention) of Chart’s management team in connection with the proposed transaction (including any potential future compensation). Ms. Evanko immediately notified the Chart Board of the Baker Hughes Proposal.

The disclosure in the last full paragraph on page 31 (which runs onto page 32) of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

Later that day, the Chart Board convened a meeting with representatives from Wells Fargo and Winston to review and discuss the Baker Hughes Proposal. At the meeting, the Chart Board evaluated the financial and strategic merits of the Baker Hughes Proposal, discussed the potential benefits, risks and implications for key stakeholders and compared the terms of the Baker Hughes Proposal to those of the Flowserve Agreement. The Chart Board also considered potential regulatory and antitrust challenges, the impact of a possible termination fee, integration challenges in the Flowserve transaction and the effect on Chart’s stockholders. Winston delivered a presentation on the Chart Board’s fiduciary duties and the process for determining whether the Baker Hughes Proposal constituted a “Superior Chart Proposal” under the Flowserve Agreement, including the requirements to provide Flowserve with notice and a negotiating period. Representatives from Wells Fargo provided a preliminary financial assessment of the Baker Hughes Proposal. Following thorough discussion and evaluation, and with input and consultation from members of the Chart management team, Winston and Wells Fargo, the Chart Board unanimously determined that the Baker Hughes Proposal constituted or would reasonably be expected to result in a “Superior Chart Proposal” under the Flowserve Agreement. The Chart Board also discussed with management and the advisors the obligations arising from such determination under the Flowserve Agreement and a plan to ensure strict compliance with those obligations while further evaluating the Baker Hughes Proposal and negotiating with Baker Hughes. Additionally, on July 17, 2025, Chart’s management team provided the Chart Projections (as defined below) to Wells Fargo for purposes of Wells Fargo’s financial analysis included in its fairness opinion. As compared to the Prior Projections, the Chart Projections were substantially similar, with modest adjustments across certain metrics and years. Chart’s management updated such projections in April 2025 as part of its ongoing review of annual forecasts in the normal course of business.

The following table summarizes the Prior Projections as described above:

($ in Millions)	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Net Sales	$4,250	$4,750	$5,125	$5,406	$5,750	$5,858	$6,101
EBITDA(1)	$1,030	$1,200	$1,271	$1,378	$1,456	$1,478	$1,532
Capital Expenditure	(108)	(119)	(113)	(116)	(116)	(110)	(111)
Unlevered Free Cash Flow(2)	$708	$900	$911	$1,023	$1,088	$1,166	$1,179

(1)

EBITDA is a non-GAAP financial measure, defined as earnings before interest, taxes, depreciation, and amortization. For the purposes of the Chart Projections, EBITDA is adjusted to treat stock-based compensation as a cash expense.

(2)	Unlevered Free Cash Flow is a non-GAAP financial measure defined as EBITDA less cash taxes, capital expenditures, and changes in net working capital.

The disclosure in the third full paragraph on page 33 of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

Also that day, Winston and Cleary continued to negotiate the terms of the Merger Agreement. With input from the Chart Board and management team, Winston prepared counterproposals that included, among other things, (i) a $600 million regulatory-related reverse termination fee (with no offset for the Flowserve termination fee) and (ii) substantial agreement on the modified regulatory covenants. Following additional telephone calls and email exchanges between Ms. Evanko and Mr. Simonelli, and between Winston and Cleary, Chart and Baker Hughes agreed on the material open points in the Merger Agreement, including a $500 million regulatory-related reverse termination fee with no offset for the Flowserve termination fee, and that Baker Hughes would fund, at signing of the Merger Agreement, the $250 million termination fee due to Flowserve, subject to reimbursement in certain circumstances. The parties also agreed to certain principles related to retention and severance arrangements for employees of Chart (including a prospective bonus pool), which are described below in the section entitled “Interests of Chart Directors and Executive Officers in the Merger—Potential Compensation Actions Between Signing of the Merger Agreement and Consummation of the Merger” on page 50 of this proxy statement (and which were also substantially similar to principles previously agreed upon between Chart and Flowserve in the Flowserve Agreement).

Set forth below are Supplemental Disclosures with respect to “The Merger—Certain Unaudited Prospective Financial Information.”

The disclosure in the table and footnotes following the third full paragraph on page 44 of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

($ in Millions)	2025E	2026E	2027E	2028E	2029E	2030E
Sales	$4,645	$5,085	$5,433	$5,731	$6,034	$6,354
EBITDA(1)	$1,146	$1,286	$1,395	$1,490	$1,589	$1,673
Capital Expenditures	$115	$109	$113	$112	$106	N/A
Unlevered Free Cash Flow(2)	$687	$844	$943	$1,027	$1,109	N/A
Free Cash Flow(3)	$507	$701	$832	$930	$1,013	N/A

(1)

EBITDA is a non-GAAP financial measure, defined as earnings before interest, taxes, depreciation, and amortization. For the purposes of the Chart Projections, EBITDA is adjusted to treat stock-based compensation as a cash expense.

(2)

Unlevered Free Cash Flow is a non-GAAP financial measure defined as Free Cash Flow plus interest expenses less the tax effect of interest expenses and the cash tax impact of non-deductible amortization.

(3)	Free Cash Flow is a non-GAAP financial measure defined as Cash Flow From Operations less Capital Expenditures.

The disclosure in the fifth full paragraph on page 44 of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

Although a summary of the Chart Projections is presented with numerical specificity, the Chart Projections reflect numerous variables, assumptions and estimates as to future events made by Chart’s management that Chart’s management believed were reasonable at the time the Chart Projections were prepared, taking into account the relevant information available to Chart’s management at that time. The inputs and assumptions underlying Chart’s financial projections (as well as qualifications thereof) took into account the following considerations (among others): opportunities for margin expansion, interest rate assumptions, tax optimization work that was then underway, market growth rates by end market, pipeline of new commercial opportunities and potential LNG liquefaction global projects. However, this information, as well as the inputs and assumptions underlying the information above, is not fact and should not be relied upon as being necessarily indicative of actual future results.

Set forth below are Supplemental Disclosures with respect to “The Merger—Opinion of Wells Fargo.”

The disclosure in the first full paragraph on page 41 of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

The estimates of the future financial performance in the “Selected Companies Analysis” and the “Selected Transactions Analysis” listed below were based on public filings, including SEC, state regulatory and foreign filings, and research estimates for those companies and the estimates of the future financial performance of Chart relied upon for the financial analyses described below were based on the Chart Projections. In addition, for purposes of deriving estimated values per share, Wells Fargo utilized and relied upon the estimate of 48,173,000 fully diluted shares of Chart common stock provided by Chart’s management team, which included the estimated shares of Chart common stock issuable upon the conversion of Chart Preferred Stock.

The disclosure in the bullet point list on page 41 of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

The selected companies considered in this analysis and selected financial data for such selected companies were:

•	~~Alfa Laval AB~~

•	~~Atlas Copco Group~~

•	~~Baker Hughes Company~~

•	~~Burckhardt Compression Holding AG~~

•	~~Dover Corporation~~

•	~~Flowserve Corporation~~

•	~~GEA Group AG~~

•	~~Ingersoll Rand Inc.~~

•	~~Schlumberger Limited~~

•	~~Smiths Group PLC~~

Company	Company Enterprise Value in $ million
Alfa Laval AB	$19,707
Atlas Copco Group	$78,366
Baker Hughes Company	$47,892
Burckhardt Compression Holding AG	$3,181
Dover Corporation	$27,283
Flowserve Corporation	$8,274
GEA Group AG	$11,553
Ingersoll Rand Inc.	$39,250
Schlumberger Limited	$63,384
Smiths Group PLC	$10,989

The disclosure in the second full paragraph and the table on page 42 of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

The selected transactions ~~considered in this analysis~~ and selected financial data for such selected transactions were:

Date Announced	Closing Date	Target	Acquiror	Transaction value in $ million (unless specified)
June 2025	Pending	Baker Hughes Company’s Precision Sensors & Instrumentation Business	Crane Company	$1,150
May 2025	Pending	Johnson Matthey PLC’s Catalyst Technologies Business	Honeywell International, Inc.	€1,800
March 2025	June 2025	Sundyne LLC	Honeywell International, Inc.	$2,160
October 2024	January 2025	Barnes Group Inc.	Apollo Global Management, Inc.	$3,600
July 2024	October 2024	Dover Corporation’s Environmental Solutions Group	Terex Corporation	$2,000
July 2024	September 2024	Air Products and Chemical, Inc.’s LNG Technology and Equipment Business	Honeywell International, Inc.	$1,810
April 2024	July 2025	ChampionX Corporation	Schlumberger Limited	$8,300
November 2022	March 2023	Howden	Chart Industries, Inc.	$4,400
December 2021	April 2022	SPX Flow, Inc.	Lone Star Funds	$3,800
February 2021	May 2021	Aegion Corporation	New Mountain Capital, L.L.C.	$963

Metric	Median	Mean
Announced Transaction Value / LTM EBITDA	11.9x	12.9x
Announced Transaction Value / FY EBITDA	12.7x	13.2x
Announced Transaction Value / NTM EBITDA	10.4x	11.2x

The disclosure in the fourth full paragraph on page 42 of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

Wells Fargo calculated, for each of the selected transactions, the ratio of the target company’s Enterprise Value to (i) such target company’s EBITDA for the twelve-month period prior to announcement of the applicable transaction (“LTM EBITDA”)~~.~~, (ii) such target company’s EBITDA for the fiscal year of announcement of the applicable transaction (“FY EBITDA”) and (iii) such target company’s EBITDA for the twelve-month period following announcement of the applicable transaction (“NTM EBITDA”), depending on information availability.

The disclosure in the last full paragraph on page 42 of the Definitive Proxy Statement and which carries over onto page 43 of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

Wells Fargo performed a discounted cash flow analysis of Chart by calculating the estimated present value of the unlevered after-tax free cash flows expected to be generated by Chart during the last two quarters of the fiscal year ending December 31, 2025 through the full fiscal year ending December 31, 2029 based on the Chart Projections. For purposes of this analysis, stock-based compensation was treated as a cash expense. Wells Fargo calculated a range of terminal values for Chart by applying to Chart’s estimated EBITDA for the fiscal year ending December 31, 2030 a selected range of EBITDA multiples of 9.0x to 11.0x, which were chosen by Wells Fargo based on its experience and professional judgment. The unlevered free cash flows and range of terminal values were discounted to present values as of June 30, 2025 using a selected range of discount rates of 12.0% to 14.0%, which were chosen by Wells Fargo based on its experience and professional judgment taking into account an analysis of Chart’s weighted average cost of capital, which was calculated based on considerations that Wells Fargo deemed relevant in its professional judgment and experience. This analysis indicated an approximate implied equity value per share reference range for Chart of $171.32 to $229.77, which was then compared to the Merger Consideration of $210.00 per share.

The disclosure in the fourth full paragraph on page 43 of the Definitive Proxy Statement is amended and supplemented to read in its entirety as follows:

For services rendered in connection with the Merger, Chart has agreed to pay Wells Fargo an aggregate fee currently estimated to be approximately $55.8 million, of which ~~a portion~~ $8.0 million was payable upon the delivery of Wells Fargo’s opinions to the Chart Board and approximately $47.8 million is contingent upon consummation of the Merger. In addition, Chart has agreed to reimburse Wells Fargo for certain expenses, including certain fees and disbursements of counsel, and to indemnify Wells Fargo and certain related parties for certain liabilities and other items, including liabilities under federal securities laws, arising out of Wells Fargo’s engagement.

Forward-Looking Statements

The matters discussed in this supplement include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, about the plans, strategies, objectives, goals or expectations of Chart. These statements include, but are not limited to, statements about the benefits of the proposed merger between Chart and Baker Hughes, the expected timing of the completion of the transaction, and other statements that are not historical facts. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “believes,” “projects,” “forecasts,” “intends,” “plans,” and similar expressions. These forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions, many of which are beyond the control of Chart and Baker Hughes, that could cause actual results to differ materially from those expressed in such statements. Key factors that could cause actual results to differ materially include, but are not limited to the risks detailed in Chart’s filings with the SEC, including in Chart’s most recent filings on Forms 10-K and 10-Q, factors and matters described herein and in the Definitive Proxy Statement, and the following factors: (1) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the businesses and the market price of the common stock of Chart; (2) the failure to obtain the required approval of Chart’s stockholders; (3) the failure to obtain, or delays in obtaining, required regulatory approvals from governmental authorities, or the imposition of conditions on such approvals that may have an adverse effect on Chart or Baker Hughes or may cause the parties to abandon the Merger; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require Chart or Baker Hughes to pay a termination fee; (5) the effect of the announcement and pendency of the Merger on Chart’s business relationships, operating results, and business generally, including the risk of potential difficulties in employee retention and the risk of disruption to management’s attention from ongoing business operations; and (6) the risk of litigation related to the Merger. Additional risks and uncertainties are described in the “Risk Factors” sections of Chart’s and Baker Hughes’ most recent Annual Reports on Form 10-K and in subsequent filings with the SEC. The foregoing list of factors is not exhaustive. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Chart. Chart does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Additional Information About the Merger Agreement and Where to Find It

In connection with the proposed transaction, as described above, Chart filed with the SEC on September 8, 2025, the Definitive Proxy Statement and other relevant documents, and mailed to Chart’s stockholders the Definitive Proxy Statement and other relevant documents on or about September 8, 2025. BEFORE MAKING ANY VOTING DECISION, CHART’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders may obtain a free copy of documents filed by Chart with the SEC at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain a free copy of Chart’s filings with the SEC from Chart’s website at www.ir.chartindustries.com or by sending a written request to Chart’s Corporate Secretary at its principal executive offices at 8665 New Trails Drive, Suite 100, The Woodlands, TX 77381.

Participants in the Solicitation

Chart, its directors, and certain of its executive officers and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding Chart’s directors and executive officers is contained in the most recent Annual Report on Form 10-K filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation of Chart’s stockholders in connection with the proposed transaction, and their direct or indirect interests, by securities, holdings, or otherwise, is set forth in the Definitive Proxy Statement and other materials relating to the proposed transaction with the SEC. You may obtain free copies of these documents using the sources indicated above in “Additional Information About the Merger Agreement and Where to Find It.”

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

By:	/s/ Jillian C. Evanko
Name:	Jillian C. Evanko
Title:	President and Chief Executive Officer

Date: September 25, 2025